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SECTION 906 CERTIFICATION

        We, Adam D. Portnoy, President, and Mark L. Kleifges, Treasurer, of RMR Asia Pacific Real Estate Fund (the "registrant"), certify that:

  1.
  The report on Form N-CSR of the registrant for the period ended December 31, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ Adam D. Portnoy Adam D. Portnoy President
Date: February 22, 2010
By:	/s/ Mark L. Kleifges Mark L. Kleifges Treasurer
Date: February 22, 2010

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SECTION 906 CERTIFICATION